                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]

                                  July 7, 1998

Board of Trustees
Equity Office Properties Trust
Suite 2200
Two North Riverside Plaza
Chicago, Illinois 60606

Ladies and Gentlemen:

     We are acting as counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering by Defined Asset Funds Equity Investor Fund Cohen & Steers Realty Majors Portfolio (A Unit Investment Trust) through Chase Manhattan Bank, as Trustee (the "Selling Shareholder"), of up to 1,628,009 of the Company's common shares of beneficial interest, $.01 par value per share (the "Offered Shares"), all of which were issued in a private placement in April 1998. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. sec. 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.    An executed copy of the Registration Statement.

     2. The Articles of Amendment and Restatement of Declaration of Trust of the Company, as certified by the Secretary of State of the State of Maryland on July 2, 1998 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     3. The Amended and Restated Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     4. Resolutions of the Executive Committee of the Board of Trustees of the Company adopted on April 23, 1998 and July 2, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Offered Shares and arrangements in connection therewith.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We also have assumed the authenticity, accuracy and completeness of the foregoing certifications (of public officials and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on applicable provisions of Maryland law. We express no opinion herein as to any other laws, statutes, regulations or ordinances or as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of Maryland.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the Offered Shares are validly issued, fully paid and nonassessable under the laws of the State of Maryland. In rendering the foregoing opinion, we have assumed the receipt by the Company of the consideration specified in the resolutions of the Executive Committee of the Board of Trustees of the Company authorizing the issuance and sale of the Offered Shares.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ Hogan & Hartson L.L.P.

                                          HOGAN & HARTSON L.L.P.